UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 12, 2015

DEER VALLEY CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Florida	000-05388	20-5256635
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

205 Carriage Street, Guin, Alabama	35563
(Address of principal executive offices)	(Zip code)

(205) 468-8400, ext. 107

(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below of the Form 8-K if the filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2)(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Unless otherwise indicated or the context otherwise requires, all references below in this Current Report on Form 8-K to “Deer Valley” are to Deer Valley Corporation, a Florida corporation, together with its wholly-owned subsidiaries, Deer Valley Homebuilders, Inc., an Alabama corporation; Deer Valley Financial Corp., a Florida corporation; and Deer Valley Home Repair Services, Inc., a Florida corporation.

Item 5.01.	Changes in Control of Registrant

On February 12, 2015, Mobius Acquisition, LLC, a Delaware limited liability company (“Mobius”), through its wholly-owned subsidiary Mobius Acquisition Merger Sub, Inc. acquired all outstanding shares of Peerless Systems Corporation, a Delaware corporation (“Peerless”) for $7.00 per share through a merger under Section 251(h) of the Delaware General Corporation Law (the “Merger”). As a result of the Merger, Mobius is now the sole shareholder or Peerless.

Peerless owns 12,436,458 shares of Deer Valley’s common stock which is approximately eighty percent (80%) of Deer Valley’s issued and outstanding common stock. As a result of the Merger, Mobius has acquired indirect (through its ownership in Peerless) majority ownership of Deer Valley. Mobius used cash to complete the Merger.

Item 9.01.	Financial Statements and Exhibits

None

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEER VALLEY CORPORATION

By:	/s/ John Steven Lawler
Name:	John Steven Lawler
Title:	Chief Financial Officer
Dated:	February 19, 2015

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